Telenav Reports Second Quarter Fiscal 2020 Financial Results
Five-Year Record Revenue & Net Income;
Revenue Growth of 34% to $67M; Net Income of $6M

SANTA CLARA, Calif., Feb. 6, 2020 — Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based products and services, today released its financial results for the second fiscal quarter ended Dec. 31, 2019. In connection with this announcement, the company also posted a supplemental financial results presentation on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and materials, and additional commentary regarding the information in this release.
“We delivered another solid quarter achieving a five-year high in revenue, GAAP net income and non-GAAP adjusted EBITDA,” said HP Jin, Chairman and CEO of Telenav. “The large backlog of approximately $1 billion from existing customer engagements provides a solid foundation for the mid-term financial performance. Our first In-Car Commerce win with a Japanese OEM creates further momentum for our three-pillar connected car platform strategy for long-term growth.”

Financial highlights for the second quarter ended Dec. 31, 2019

•
Total revenue for the second quarter of fiscal 2020 was $67.3 million, an increase of 34% compared with $50.2 million in the second quarter of fiscal 2019. Product revenue for the second quarter of fiscal 2020 was $55.4 million, an increase of 31% compared with $42.4 million in the second quarter of fiscal 2019. Services revenue for the second quarter of fiscal 2020 was $12.0 million, an increase of 54% compared with $7.8 million in the second quarter of fiscal 2019.

•	GAAP gross profit was $33.6 million in the second quarter of fiscal 2020, an increase of 58% compared with $21.3 million in the second quarter of fiscal 2019.

•	Billings, a non-GAAP measure, for the second quarter of fiscal 2020 were $64.4 million, an increase of 14% compared with $56.6 million in the second quarter of fiscal 2019.

•
GAAP income from continuing operations for the second quarter of fiscal 2020 was $6.5 million, compared with a loss of $(4.1) million in the second quarter of fiscal 2019. The year-over-year improvement was primarily due to higher revenue and gross profit.

•	GAAP net income for the second quarter of fiscal 2020 was $6.5 million, compared with a loss of $(4.6) million for the second quarter of fiscal 2019.

•	Adjusted EBITDA, a non-GAAP measure, for the second quarter of 2020 was $7.8 million, compared with a loss of $(1.0) million for the second quarter of 2019.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $129.0 million as of December 31, 2019, an increase of $29.5 million compared with $99.5 million as of June 30, 2019. This represented cash, cash equivalents and short-term investments of $2.68 per share, based on approximately 48.2 million shares of common stock outstanding as of Dec. 31, 2019. Telenav had no debt as of Dec. 31, 2019.

Recent Business Highlights

•	Telenav continued to execute on its connected car platform strategy to capitalize on the $500B connected car market.

•	Telenav was awarded its first In-Car Commerce solution win with a Japanese OEM.

•
Telenav is included on GM’s newest marquee launch: the Cadillac Escalade, one of the best-selling luxury SUVs in the world. The new model features Telenav’s latest connected navigation software and services on the Escalade’s 38-inch curved OLED display and rear-seat infotainment screens.

•
Telenav continues as Ford’s preferred navigation supplier in North America for next-gen Sync, planned to launch later this year. Telenav expects to have the majority of navigation market share in Ford’s North American portfolio, which includes the best-selling F150.

•
Telenav announced it has extended its work with Amazon to offer voice-first navigation through Alexa, providing drivers the convenience of hands-free, intelligent navigation — even in places where reception is poor or nonexistent.

•
Telenav completed an investment in Synq3, a leading technology provider focused on order processing and guest relationships for the restaurant industry, to accelerate In-Car Commerce domain initiatives.

•
1.3 million Telenav-equipped cars capable of connected services were deployed into the global market during the quarter ended Dec. 31, 2019, bringing total cumulative connected units deployed to date to 17.4 million and total cumulative auto units deployed to 27.2 million.

Conference Call and Quarterly Commentary
Telenav will host an investor conference call and live webcast on Thursday, Feb. 6, 2020 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Management has posted a supplemental financial results presentation in combination with Telenav’s Second Quarter Fiscal Year 2020 Financial Results press release on its investor relations website. To listen to the webcast and view Telenav’s quarterly presentation, please visit Telenav’s investor relations website at http://investor.telenav.com.  Listeners can also access the conference call by dialing 800-263-0877 (toll-free, domestic only) or 646-828-8143 (domestic and international toll) and entering pass code 5956739. A replay of the conference call will be available for two weeks beginning approximately two hours after the call’s completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 5956739.
Use of Non-GAAP Financial Measures

Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies and merger and acquisition, or M&A, transaction expenses, net of tax. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. M&A transaction expenses relate primarily to costs associated with transactions, such as the inMarket Transaction and the Grab Transaction.

Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA and can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Telenav’s management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

In the conference call associated with this press release, or in the supplemental investor presentation on its website, Telenav may provide guidance for the third quarter of fiscal 2020 on a non-GAAP basis for billings and adjusted EBITDA. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net loss per diluted share and tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav's ability to achieve future revenue currently estimated under customer engagements; Telenav’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; Telenav’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of GM’s announcement regarding Google Automotive Services; Telenav’s ability to achieve additional design wins and the delivery dates of automobiles including Telenav’s products; adoption by vehicle purchasers of Scout GPS Link; Telenav’s ability to demonstrate internal controls over financial reporting and disclosures, including as it may relate to our recognition of revenue; Telenav’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue and the impact of labor stoppages on those automobile manufacturers’ and tier ones’ ability to produce vehicles; reductions in demand for automobiles; potential impacts of automobile manufacturers and tier ones including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; Telenav’s continued reporting of losses and operating expenses in excess of expectations; Telenav’s ability to acquire certification for automotive SPICE and other contractual obligations with customers; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; Telenav’s reliance on its automobile manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2019 and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expect.

ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2020 Telenav, Inc. All Rights Reserved.
Telenav and the “Telenav” logo are registered trademarks and “VIVID” is a trademark of Telenav, Inc. All rights reserved. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F
TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	December 31, 2019	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$26,347	$27,275
Short-term investments	102,603	72,203
Accounts receivable, net of allowances of $7 and $7 at December 31, 2019 and June 30, 2019, respectively	44,463	69,781
Restricted cash	1,520	1,950
Deferred costs	33,117	18,752
Prepaid expenses and other current assets	3,231	3,784
Assets of discontinued operations	—	6,330
Total current assets	211,281	200,075
Property and equipment, net	5,215	5,583
Operating lease right-of-use assets	8,749	—
Deferred income taxes, non-current	1,401	998
Goodwill and intangible assets, net	15,265	15,701
Deferred costs, non-current	48,646	61,050
Other assets	21,285	1,414
Assets of discontinued operations, non-current	—	12,194
Total assets	$311,842	$297,015
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,113	$16,061
Accrued expenses	57,856	48,899
Operating lease liabilities	3,532	—
Deferred revenue	50,582	31,270
Income taxes payable	928	800
Liabilities of discontinued operations	—	3,373
Total current liabilities	114,011	100,403
Deferred rent, non-current	—	1,266
Operating lease liabilities, non-current	6,459	—
Deferred revenue, non-current	93,755	103,865
Other long-term liabilities	678	811
Liabilities of discontinued operations, non-current	—	30
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 48,151 and 46,911 shares issued and outstanding at December 31, 2019 and June 30, 2019, respectively	48	47
Additional paid-in capital	190,593	182,349
Accumulated other comprehensive loss	(1,538)	(1,477)
Accumulated deficit	(92,164)	(90,279)
Total stockholders' equity	96,939	90,640
Total liabilities and stockholders’ equity	$311,842	$297,015

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Product	$55,362	$42,397	$109,408	$82,327
Services	11,984	7,763	21,554	14,085
Total revenue	67,346	50,160	130,962	96,412
Cost of revenue:
Product	26,434	25,015	58,423	48,603
Services	7,288	3,891	12,150	7,845
Total cost of revenue	33,722	28,906	70,573	56,448
Gross profit	33,624	21,254	60,389	39,964
Operating expenses:
Research and development	19,717	17,766	40,380	36,258
Sales and marketing	2,134	1,665	4,080	3,368
General and administrative	6,428	5,721	13,715	11,171
Legal settlements and contingencies	—	650	—	650
Total operating expenses	28,279	25,802	58,175	51,447
Income (loss) from operations	5,345	(4,548)	2,214	(11,483)
Other income, net	596	532	1,157	2,122
Income (loss) from continuing operations before provision for income taxes	5,941	(4,016)	3,371	(9,361)
Provision for income taxes	205	102	616	842
Equity in net (income) of equity method investee	(797)	—	(797)	—
Income (loss) from continuing operations	6,533	(4,118)	3,552	(10,203)
Discontinued operations:
Income (loss) from operations of Advertising business, net of tax	—	(463)	832	(1,948)
Loss from sale of Advertising business	(56)	—	(4,874)	—
Loss on discontinued operations	(56)	(463)	(4,042)	(1,948)
Net income (loss)	$6,477	$(4,581)	$(490)	$(12,151)

Basic income (loss) per share:
Income (loss) from continuing operations	$0.13	$(0.09)	$0.07	$(0.23)
Loss on discontinued operations	—	(0.01)	(0.08)	(0.04)
Net income (loss)	$0.13	$(0.10)	$(0.01)	$(0.27)
Diluted income (loss) per share:
Income (loss) from continuing operations	$0.13	$(0.09)	$0.07	$(0.23)
Loss on discontinued operations	—	(0.01)	(0.08)	(0.04)
Net income (loss)	$0.13	$(0.10)	$(0.01)	$(0.27)
Weighted average shares used in computing income (loss) per share:
Basic	48,475	45,443	48,127	45,230
Diluted	48,821	45,443	49,257	45,230

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	December 31,
	2019	2018
Operating activities
Net loss	$(490)	$(12,151)
Loss on discontinued operations	4,042	1,948
Income (loss) from continuing operations	3,552	(10,203)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	3,230	3,923
Depreciation and amortization	1,856	2,016
Operating lease amortization, net of accretion	1,321	—
Accretion of net premium on short-term investments	75	—
Unrealized gain on non-marketable equity investments	(62)	(1,259)
Equity in net income of equity method investee	(797)	—
Other	(1)	(14)
Changes in operating assets and liabilities:
Accounts receivable	25,835	3,390
Deferred income taxes	(409)	445
Deferred costs	(1,961)	(7,040)
Prepaid expenses and other current assets	1,710	216
Other assets	21	(116)
Trade accounts payable	(15,054)	9,812
Accrued expenses and other liabilities	7,619	(9,575)
Income taxes payable	130	39
Deferred rent	—	91
Operating lease liabilities	(1,754)	—
Deferred revenue	9,202	13,234
Net cash provided by operating activities	34,513	4,959
Investing activities
Purchases of property and equipment	(1,078)	(445)
Purchases of short-term investments	(54,439)	(15,862)
Purchase of long-term investments	(3,500)	—
Proceeds from sales and maturities of short-term investments	24,067	20,342
Net cash provided by (used in) investing activities	(34,950)	4,035
Financing activities
Proceeds from exercise of stock options	8,306	26
Tax withholdings related to net share settlements of restricted stock units	(1,148)	(1,559)
Repurchase of common stock	(4,019)	—
Net cash provided by (used in) financing activities	3,139	(1,533)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(85)	(360)
Net increase in cash, cash equivalents and restricted cash, continuing operations	2,617	7,101
Net cash used in discontinued operations	(3,975)	(2,319)
Cash, cash equivalents and restricted cash, beginning of period	29,225	20,099
Cash, cash equivalents and restricted cash, end of period	$27,867	$24,881
Supplemental disclosure of cash flow information
Income taxes paid, net	$1,279	$586
Non-cash investing: Investment in LLC acquired in exchange for sale of Advertising business	$15,600	$—
Cash flows from discontinued operations:
Net cash used in operating activities	$(3,569)	$(2,319)
Net cash used in financing activities	(406)	—
Net cash transferred from continuing operations	3,975	2,319
Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operations, beginning of period	—	—
Cash and cash equivalents of discontinued operations, end of period	$—	$—
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$26,347	$22,405
Restricted cash	1,520	2,476
Total cash, cash equivalents and restricted cash	$27,867	$24,881

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Revenue	$67,346	$50,160	$130,962	$96,412
Adjustments:
Change in deferred revenue	(2,920)	6,392	9,202	13,234
Billings	$64,426	$56,552	$140,164	$109,646

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Deferred revenue, end of period	$144,337	$87,772	$144,337	$87,772
Deferred revenue, beginning of period	147,257	81,380	135,135	74,538
Change in deferred revenue	$(2,920)	$6,392	$9,202	$13,234

Deferred costs, end of period	$81,763	$65,465	$81,763	$65,465
Deferred costs, beginning of period	77,795	62,806	79,802	58,425
Change in deferred costs(1)	$3,968	$2,659	$1,961	$7,040

(1) Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$6,477	$(4,581)	$(490)	$(12,151)
Loss on discontinued operations	56	463	4,042	1,948
Income (loss) from continuing operations	6,533	(4,118)	3,552	(10,203)
Adjustments:
Legal settlement and contingencies	—	650	—	650
Stock-based compensation expense	1,478	1,875	3,230	3,923
Depreciation and amortization expense	934	1,006	1,856	2,016
Other income, net	(596)	(532)	(1,157)	(2,122)
Provision for income taxes	205	102	616	842
Equity in net income of equity method investee	(797)	—	(797)	—
Adjusted EBITDA	$7,757	$(1,017)	$7,300	$(4,894)

Reconciliation of Net Income (Loss) to Free Cash Flow

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$6,477	$(4,581)	$(490)	$(12,151)
Loss on discontinued operations	56	463	4,042	1,948
Income (loss) from continuing operations	6,533	(4,118)	3,552	(10,203)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in deferred revenue (1)	(3,019)	6,392	9,202	13,234
Change in deferred costs (2)	(3,940)	(2,659)	(1,961)	(7,040)
Changes in other operating assets and liabilities	10,479	3,036	18,098	4,302
Other adjustments (3)	2,291	2,862	5,622	4,666
Net cash provided by operating activities	12,344	5,513	34,513	4,959
Less: Purchases of property and equipment	(617)	(346)	(1,078)	(445)
Free cash flow	$11,727	$5,167	$33,435	$4,514

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third-party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.